EXHIBIT 21

                SUBSIDIARIES OF THE STRIDE RITE CORPORATION



     The subsidiaries of the Registrant, all of which are wholly-owned by the Registrant except for PSR Footwear Company
Limited (49.5% owned), are listed below:

                                           Place of Incorporation

Boston Footwear Group, Inc.                     Massachusetts
Stride Rite Children's Group, Inc.              Massachusetts
Stride Rite de Mexico, S.A. de C.V.             Mexico
Stride Rite International Corp.                 Massachusetts
Stride Rite Sourcing International, Inc.        Massachusetts
Sperry Top-Sider, Inc.                          Massachusetts
The Keds Corporation                            Massachusetts
Stride Rite Investment Corporation              Massachusetts
Stride Rite Manufacturing of Missouri, Inc.     Missouri
SRR, Inc.                                       Delaware
SR Holdings Inc.                                Delaware
SRL, Inc.                                       Delaware
SR California Inc.                              California
Stride Rite Export, Limited                     Jamaica
Stride Rite Canada Limited                      Ontario, Canada
S.R. Footwear Limited                           Bermuda
PSR Footwear Company Limited                    Thailand
Stride Rite Europe S.A.R.L.                     France